UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 13, 2010

PDL BioPharma, Inc.

(Exact name of Company as specified in its charter)

000-19756

(Commission File Number)

Delaware	94-3023969
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

932 Southwood Boulevard

Incline Village, Nevada 89451

(Address of principal executive offices, with zip code)

(775) 832-8500

(Company’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2010 Annual Bonus Plan

On April 13, 2010, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board of Directors”) of PDL BioPharma, Inc. (the “Company”) approved a cash bonus plan for its employees working 30 hours per week or more, including the Company’s officers, which bonuses will be based on individual and/or corporate performance during 2010 (the “2010 Annual Bonus Plan”). The 2010 Annual Bonus Plan will be administered by the Compensation Committee in its discretion.

Corporate performance under the 2010 Annual Bonus Plan will be determined by reference to the Company’s corporate goals for 2010, as approved by the Board of Directors. Pursuant to the 2010 Annual Bonus Plan, the Compensation Committee reviewed and approved individual goals of our officers as well as the weighting of corporate and individual goals for their fiscal year 2010 bonuses. The target bonus percentage and the maximum bonus percentage of the officers’ annual average W-2 compensation and the weighting of corporate and individual goals in determining the officers’ bonuses are set forth in the chart below:

Name	Title	Target Bonus	Maximum Bonus	Ratio of 2010 Corporate Goals/ 2010 Individual Goals
John McLaughlin	President and Chief Executive Officer	50%	75%	100%/0%
Christine Larson	Vice President and Chief Financial Officer	40%	60%	75%/25%
Christopher Stone	Vice President, General Counsel and Secretary	40%	60%	75%/25%
Karen Wilson	Vice President of Finance and Principal Accounting Officer	35%	52.5%	75%/25%

The 2010 corporate goals and their relative weight are set forth in the chart below:

2010 Corporate Goal	Weight
Optimize Value of Patent Estate	45%
Implement Corporate Strategy and Business Development Goals	40%
Enhance Investor Relations	10%
Manage Risk and Maintain Capital Structure within Guidelines	5%
Total	100%

Individual 2010 goals for our chief financial officer include: (1) finalize 2010 budget, 5 year cash flows and 2010 dividend policies; (2) develop and implement strategy for convertible debt management; (3) assess foreign currency exchange program; (4) develop analyst coverage; (5) continue improvement in reporting, compliance, investor presentations and resolution of technical accounting issues, if they arise; (6) provide financial support for any potential royalty asset purchases; (7) review of approaches to optimize return for stockholders; and (8) management of royalty audits.

Individual 2010 goals for our vice president, general counsel and secretary include: (1) manage litigation and any potential litigation to positive resolution; (2) manage oppositions and interferences; (3) execution of any new patent licenses; (4) provide diligence support for any potential royalty asset purchases; and (5) continue corporate legal support.

Individual 2010 goals for our vice president and chief accounting officer include: (1) prepare SEC filings; (2) prepare QHP Royalty Sub financial statements and required reporting; (3) support financial and Sarbanes-Oxley audits; (4) support 2010 proxy preparation; (5) enhance monthly management reporting, prepare financial analyses for the Board of Directors, committees and management and prepare 2011 expense budget; (6) complete audit readiness project; and (7) resolve any legacy accounting issues, if they arise.

The 2010 Annual Bonus Plan requires that our chief executive officer conduct the performance reviews of our other officers, which are then reviewed and approved by our Compensation Committee. Following these assessments, our Compensation Committee will then determine the bonus amounts for these officers. The performance of our chief executive officer is determined by our Compensation Committee based on the Company’s achievement of the Company’s corporate goals.

Corporate and individual performance may each exceed 100%, but neither can exceed 150%. The Compensation Committee may determine in its discretion that the Company did not satisfactorily complete the Company’s corporate goals and that no bonus shall be paid under the 2010 Annual Bonus Plan. In addition, the Compensation Committee may adjust or modify the Company’s corporate goals to reflect changed Company objectives. Participants must be employed by October 1, 2010 to be eligible for a bonus under the plan, and any bonus to be paid to any participant hired after April 1, 2010 shall be pro-rated for the length of time that such participant is employed by the Company during fiscal year 2010. To receive a bonus under the plan, participants must be employed on the date the bonus is paid. Bonuses, if any, will be paid on or before February 15, 2011.

The summary of the 2010 Annual Bonus Plan set forth herein is qualified in its entirety by the full text of the 2010 Annual Bonus Plan which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	PDL BioPharma, Inc. 2010 Annual Bonus Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PDL BIOPHARMA, INC. (Company)

By:	/s/ CHRISTOPHER STONE
Christopher Stone
Vice President, General Counsel and Secretary

Dated: April 19, 2010

EXHIBIT INDEX

Exhibit No.	Description

10.1	PDL BioPharma, Inc. 2010 Annual Bonus Plan